Exhibit 10.21

EXECUTION VERSION

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”) is made this 1st day of January, 2022 (“Effective Date”) by and between TILT Holdings Inc. (the “Company” or “TILT”), a corporation organized under the laws of the Province of British Columbia, Canada, with a principal place of business at 2801 E. Camelback Road, Suite 180, Phoenix, Arizona 85016, and Marshall Horowitz (the “Consultant”), an individual. The Company and Consultant are collectively referred to herein as “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Company is a vertically integrated company involved in the business of providing products and services for the regulated cannabis industry (“Industry”);

WHEREAS, Consultant is a provider of consulting services to legal departments;

WHEREAS, the Company desires to engage Consultant, on a non-exclusive basis, to provide certain consulting services to the Legal Department of the Company in connection with the Company’s business (as stated in detail below); and

WHEREAS, Consultant is willing and able to assist the Company;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants of each to the other contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

TERMS

1.	INCORPORATION OF THE RECITALS.

The recitals above are incorporated herein as terms and conditions of this Agreement.

2.	COMPANY ASSIGNMENT; SERVICES.

(a)	Company Assignment. The Company retains the Consultant to provide the services described in Exhibit A: Statement of Work #1 (“SOW #1”) (the “Services”).

(b)	Services. Without limiting the scope of Services described in SOW #1, the Consultant shall:

(i)	Perform the Services set forth in SOW #1. However, if a conflict exists between this Agreement and any term in SOW #1, the terms in this Agreement shall control;

(ii)	Devote as much productive time, energy, and ability to the performance of the duties under this Agreement as may be necessary to provide the required Services in a timely and productive manner;

(iii)	Communicate with the Company about progress the Consultant has made in performing the Services; and

(iv)	Remove, replace, or correct all or any portion of the work or end products found defective or unsuitable, without additional cost or risk to the Company.

(c)	Company’s Obligations. The Company shall make timely payments of amounts earned by the Consultant under this Agreement and notify the Consultant of any changes to its procedures affecting the Consultant’s obligations under this Agreement at least thirty (30) calendar days before implementing those changes.

(d)	Subsequent Statement of Work. The Parties agree that for convenience, if Company desires to retain Consultant for services subsequent to and in addition to the Services specified in SOW #1, under the same terms and conditions set forth in this Agreement, the Parties shall simply create a new and subsequent Statement of Work (“SOW”). That new and subsequent SOW shall be numbered in sequence to the previous SOW, meaning, 2, 3 and so forth.

3.	NATURE OF RELATIONSHIP AND SUBCONTRACTING.

(a)	Independent Consultant Status.

(i)	The relationship of the Parties under this Agreement is one of independent Consultant; no joint venture, partnership, agency, employer-employee, or similar relationship is created in or by this Agreement. Neither Party may assume or create obligations on behalf of the other Party, including, without limitation, the incurring of fees for services rendered by third party legal counsel to the Company. Neither Party may take any action that creates the appearance of such authority to bind the other Party. Both Parties acknowledge that only a Party has the authority to act on behalf of itself.

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(ii)	The Consultant has the sole right to control and direct the means, details, manner, and method by which the Services will be performed, and the right to perform the Services at any time or location, generally. The Consultant or the Consultant’s staff shall perform the Services, and the Company is not required to hire, supervise, or pay any assistants to help the Consultant perform the Services.

(iii)	Company will not:

•	withhold FICA (Social Security and Medicare taxes) from Consultant’s payments or make FICA payments on Consultant’s behalf;

•	make state or federal unemployment compensation contributions on Consultant’s behalf;

•	withhold local, state or federal income tax from Consultant’s payments; or

•	be subject to a workers compensation claim by Consultant.

Consultant shall pay all taxes incurred while performing the Services under this Agreement, including all applicable income taxes, and, if Consultant is not a corporation, self-employment (Social Security) taxes.

(b)	Subcontracting.

(i)	Consultant may appoint subcontractors to assist with performing any portion of the Services hereunder. However, such subcontracting is only permitted provided that: (a) Consultant notifies Company in writing of the proposed subcontractor and identifies the specific work to be performed by such individual, (b) such individual performs the work in a manner consistent with the terms, conditions, and obligations of this Agreement, and (c) Consultant remains liable to Company for the performance, acts and omissions of such individual, as if such performance, acts and omissions were the performance, acts, and omissions of Consultant. Company’s prior written consent hereunder will be confirmation that Consultant is authorized to subcontract specific portions of the Services to which the consent refers. Any additional costs as a result of such arrangement will be identified with allocation determined by the Parties upfront.

4.	DIRECTION AND REPORTING.

The Consultant shall receive direction from the Chief Executive Officer or such other officer or employee as may be designated in writing by the Company. The Chief Executive Officer designates the Deputy General Counsel as his representative.

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5.	PAYMENT.

(a)	Terms and Conditions. The Company shall pay Consultant in accordance with SOW #1 or any subsequent SOW.

(b)	No Payments in Certain Circumstances. No payment will be payable to Consultant under any of the following circumstances:

(i)	If prohibited under applicable government law, regulation or policy;

(ii)	If Consultant did not perform or complete the Services described in SOW #1 or any subsequent SOW;

(iii)	If the Services performed occurred after the expiration or termination of the Term of this Agreement, unless otherwise agreed to in writing between the Parties.

(c)           No Other Payment. The payment set out above or in accordance with the applicable SOW will be Consultant’s sole compensation under this Agreement.

(d)           Reimbursable Expenses. In addition to compensation for specific Services, Consultant shall be reimbursed for the actual out-of-pocket and pre-approved expenses directly related to performing the Services, in accordance with SOW #1 or any subsequent SOW. Consultant must provide documentation (e.g., payments slips and receipts). Mileage for any travel in state and/or to from Consultant’s residence will not be reimbursable. Professional licensing fees are pre-approved.

(e)           Taxes. Consultant is solely responsible for the payment of all income, social security, employment-related, or other taxes incurred as a result of the performance of the Services by Consultant under this Agreement, and for all obligations, reports, and timely notifications relating to those taxes. The Company has no obligation to pay or withhold any sums for those taxes.

(f)           No Other Benefits, Compensation or Equity Awards. Consultant has absolutely no claim against the Company under this Agreement or otherwise for paid time-off, vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, employee benefits of any kind, short-term incentive compensation, long-term incentive compensation, or any stock equity award of any kind. Again, pursuant to Section 3(a)(2) above, Consultant is an independent contractor, not an employee of the Company, and Consultant shall be free from the control of the Company in performing the Services under this Agreement.

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(g)           Invoicing, Payments & Late Payment Interest. Consultant shall submit a monthly invoice to the Company for payment. Invoices shall be submitted by electronic mail by Consultant to the Company within five (5) business days after the end of each month. Consultant shall submit monthly invoices detailing the Services rendered pursuant to this Agreement. Pre-approved and reimbursable expenses shall be billed at cost with supporting documentation. Payments shall be made within thirty (30) calendar days of the Company’s receipt and approval of such invoices, unless the Parties agree to an alternative arrangement, as set forth in SOW #1 or any subsequent SOW. All payments shall be specified and made in U.S. dollars. The Company reserves the right to review and verify the accuracy of information and satisfactory performance of the work. In the event of any good faith dispute regarding an invoice, the Company may withhold payment of disputed amounts pending resolution of the dispute. The Company shall pay disputed amounts within thirty (30) days of resolution of the dispute.

6.	TERM AND TERMINATION.

(a)         Term. The term (“Term”) of this Agreement shall commence on the Effective Date. Unless it is terminated earlier in accordance with Subsection 6(b), this Agreement shall continue until July 1, 2022 and shall thereafter renew by mutual agreement, confirmed in writing, between the Parties. Nothing in this Agreement guarantees additional work for Consultant.

(b)	Termination.

(i)	Each Party may terminate this Agreement for any reason or no reason upon ten (10) days’ written notice to the other Party.

(ii)	Company may immediately terminate this Agreement if (i) Consultant commits any act of fraud, misappropriation, or personal dishonesty intended to result in the substantial personal enrichment of Consultant at the expense of Company, or (ii) Consultant is convicted of or enters a plea of nolo contendere to any felony or any misdemeanor involving moral turpitude.

(iii)	Each Party may immediately terminate this Agreement if the other Party materially breaches or is in default of any obligation hereunder, except a monetary default on behalf of Company which is cured within five (5) business days of written notice of such default, or if the other Party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of the receiver for his/her/its business or assets, or becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, dissolved or liquidated, voluntarily or otherwise. Upon the occurrence of any of the above events, immediate notice of such event shall be given to the non-defaulting Party by the Party so affected. The aforementioned right of termination is not exclusive of any remedies to which either Party may otherwise be entitled at law or in equity in the event of a breach of this Agreement.

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(c)           Effect of Termination. After the termination of this Agreement, for any reason or no reason, the Company shall promptly pay Consultant for Services rendered before the effective date of the termination. No other payment, of any nature or type, shall be payable after the termination of this Agreement, unless required by applicable law.

(i)	Consultant shall promptly return to Company all property of Company in Consultant’s possession or control which refers or relates to Company’s business, or which are otherwise the property of Company, including, but not limited to, all confidential and proprietary business information, papers, documents, letters, invoices, notes, memoranda, records, client and supplier lists, materials or other documents, and computers and computer data, whether created by Consultant or any other employees, agents or suppliers of Company in the course of their employment or relationship with Company, regardless of the form or medium retained or stored in (including electronic or digital form).

(ii)	Consultant shall promptly return to Company or destroy any copies or multiple versions of any written documentation, files or other information required to be returned by Consultant under clause (i) of this Subsection 6(c), regardless of the form or medium in which such information is retained or stored (including electronic or digital form).

7.	CONFIDENTIAL INFORMATION.

As used in this Agreement, “Confidential Information” means: (i) all information and material of Company or any of its respective parents, subsidiaries, or affiliates (including directors, officers, employees, lawyers, accountants, consultants, agents, financial advisors, or any other person or entity acting on behalf of Company) (“Company Parties”), in oral, written, graphic, electronic or any other form or medium, that has or shall come into Consultant’s possession or knowledge in connection with or as a result of the Services, including information and material concerning the past, present or future customers, suppliers, technology, or business of Company; (ii) any analyses, compilations, studies or other documents prepared by Consultant containing, incorporating or reflecting any Company Confidential Information; and (iii) all information about an identifiable individual or other information that is subject to any federal, provincial, state or other applicable statute, law or regulation of any governmental or regulatory authority in Canada or the United States, as the case may be, relating to the collection, use, storage and/or disclosure of information about an identifiable individual.

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(a)           For the purposes of this definition, “information” and “material” includes know-how, data, patents, copyrights, trade secrets, processes, business rules, tools, business processes, techniques, programs, designs, formulae, marketing, advertising, financial, commercial, sales or programming materials, equipment configurations, system access codes and passwords, written materials, compositions, drawings, diagrams, computer programs, website design and coding, studies, works in progress, visual demonstrations, ideas, concepts, and other data.

(b)           For purposes of this definition, “trade secrets” means (i) information including but not limited to techniques, methods of business, formula, practice, process, design, instrument, pattern, commercial method, or compilation of information not generally known or reasonably ascertainable by others by which a business can obtain an economic advantage over competitors or customers, or (ii) as otherwise defined by applicable law.

8.	USE AND DISCLOSURE OF CONFIDENTIAL INFORMATION.

(a)           From time to time during the Term of this Agreement or during performance of the Services hereunder, Company has disclosed or shall disclose Confidential Information to Consultant and/or Consultant may otherwise learn additional Confidential Information. All Confidential Information shall be:

(i)	Received and maintained in confidence by Consultant and shall not be disclosed or permitted to be disclosed, directly or indirectly, by Consultant to any party whatsoever or used to Consultant’s benefit (or the benefit of any third party) or to the detriment of Company;

(ii)	Used by Consultant only for the performance of the Services hereunder;

(iii)	Disclosed by Consultant only to such of its agents having a good faith need to know the Confidential Information in order for Consultant to perform the Services under this Agreement, and who are bound by a written confidentiality agreement at least as restrictive as the terms of this Agreement and specifically allowing for enforcement by Company; and

(b)           Consultant shall execute such documents or maintain such records as Company may reasonably require to evidence or demonstrate its compliance with the obligations of confidentiality, non-use and non-disclosure imposed by this Section 8.

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9.	LIMITATIONS ON OBLIGATIONS OF SECTION 8.

(a)           The obligations of confidentiality, non-use, non-disclosure and ownership imposed by this Agreement shall not apply:

(i)    To any information which Consultant can demonstrate was owned or developed by Consultant independently prior to any association with Company or any association with Company’s parents, subsidiaries, or affiliates, and not at the direction of Company or Company’s parents, subsidiaries, or affiliates, or any of Company’s or Company’s parents’, subsidiaries’, or affiliates’ agents or principals, and which is capable of independent use apart from the work products;

(ii)   To any information which is or becomes available in issued patents, published patent applications or printed publications of general public circulation other than by acts or omissions of Consultant; or

(iii)  To any information which Consultant hereafter lawfully obtains from a third party other than a third party whom Consultant knows, or should know, obtained such information from Company or any other source unlawfully, or disclosed such information in violation of an obligation of confidentiality with Company.

(b)           Notwithstanding Consultant's belief that any information falls within the scope of this Section 9, Consultant shall not disclose or use any such information except as permitted by Subsection 8(a)(2) hereof, unless and until (i) Consultant has given notice to Company of such belief specifying the facts and other documentary or other evidence upon which such belief is based; (ii) Consultant has furnished Company with such additional data and information as Company may reasonably request; and (iii) Company has determined that the information in question does, in fact, fall within the scope of this Section 9.

(c)           The obligations of confidentiality, non-disclosure and non-use with respect to Confidential Information do not restrict Consultant from complying with any valid legal order issued by a court or governmental agency of competent jurisdiction that compels Consultant to disclose the Confidential Information; however, Consultant must promptly notify Company in writing of the legal order to allow Company a reasonable opportunity to seek to protect the Confidential Information. If such protective order or other remedy is not obtained by Company, or Company waives compliance with the provision hereof, Consultant agrees to disclose or furnish only that portion of the Confidential Information that Consultant is, in the view of its counsel, legally required to be disclosed or furnished, and Consultant agrees to use reasonable commercial efforts to ensure that confidential treatment shall be accorded such information.

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(d)           The obligations of confidentiality, non-disclosure and non-use with respect to Confidential Information shall continue for a period of five (5) years from the Effective Date of this Agreement. However, with respect to those items of Confidential Information which constitute trade secrets under applicable law, the confidentiality obligations shall survive to the greatest extent permitted by applicable law. Money damages may not be a sufficient remedy for any breach of this Section 9 by Consultant and, in addition to all other remedies, the Company may seek, as a result of such breach, specific performance and injunctive or other equitable relief as a remedy, as provided under applicable law.

10.	NO LICENSE GRANTED TO CONSULTANT.

All rights in the Confidential Information and the work products, including rights relating to copyrights, trademarks, inventions, discoveries, patent applications or patents that may derive from or relate to the Confidential Information or the work products, now or hereafter in existence, are reserved by Company for its use, non-use or other disposition at any time, without obligation to Consultant. Company shall be the sole owner of all inventions, discoveries, updates, improvements, modifications and enhancements relating to the work products, whether in written or unwritten form and whether developed by Consultant or Company, including any such improvements. Company shall retain the exclusive right to reproduce, publish, patent, copyright, sell, license or otherwise make use of the work products and any and all inventions, discoveries, updates, improvements, modifications or enhancements developed by anyone.

11.	INTELLECTUAL PROPERTY RIGHTS.

(a)           All rights, title, and interest, including patent and copywriting interests, in any data, deliverable, software, artwork or other work done by Company that is system discovered, developed, learned, created, produced, or provided by Consultant, alone or in combination with any contractor or employee of Company, arising in connection with the Services or including any Confidential Information of Company, and whether arising prior to or during the Term, are the property of Company. Consultant agrees that any contributions by Consultant to the creation of such works, including all patent and copywriting interests therein, shall be considered works made for hire by Consultant for Company under 17 U.S.C. § 101 and that such works shall, upon their creation, be owned exclusively by Company, whether or not patent, copyright or other applications for intellectual property protection are filed thereon. To the extent that any such works may not be considered works made for hire for Company under applicable law, Consultant agrees to assign and, upon their creation, automatically assigns to Company, the ownership of such works, including copywriting interests and any other intellectual property therein, without the necessity of any further consideration.

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(b)           Consultant shall not include in any data, deliverable or artwork delivered to Company or incorporated in the work products, without the written approval of Company, any data or material which is or will be copyrighted by Consultant or others unless Consultant provides Company with the written permission of the copywriting owner for Company to use such copyrighted material in the manner provided in Subsection 11(b) hereof.

(c)           Consultant will keep full and complete written records of all intellectual property and will promptly disclose all intellectual property completely and in writing to Company. The records shall be the sole and exclusive property of Company, and Consultant will surrender them upon the termination of the Agreement, or upon Company’s request.

(d)           Consultant agrees that it is not entitled to any additional or special compensation or reimbursement regarding any ideas, designs, concepts, writings, discoveries, inventions, improvements, processes, procedures, techniques, or developments that are deemed to be the property of Company by the terms of this Agreement.

(e)           Consultant shall assign (or cause to be assigned) to Company all right, title and interest in and to all such intellectual property associated with the work products herein, including without limitation any worldwide copyright(s), moral rights, patent(s) and any and all other such rights of whatever kind, and the right to obtain registrations, renewals, reissues and extensions of the same. Consultant agrees to execute such further documents and to do such further acts as may be necessary to perfect the foregoing assignments and to protect Company’s rights. In the event Consultant fails or refuses to execute such documents, Consultant hereby appoints Company as Consultant’s attorney-in-fact (this appointment to be irrevocable and a power coupled with an interest) to act on Consultant's behalf and to execute such documents.

12.	USE OF MARKS.

Consultant may not use, reproduce, and distribute the Company’s service marks, trademarks, and trade names (if any) (collectively, the “Company Marks”) in connection with the performance of the Services, except as otherwise expressly agreed by the Company in writing. Any goodwill received from this use, if permitted, will accrue to the Company, which will remain the sole owner of the Company Marks. Consultant may not engage in activities or commit acts, directly or indirectly, that may contest, dispute, or otherwise impair the Company’s interest in the Company Marks. Consultant may not cause diminishment of value of the Company Marks through any act or representation. Consultant may not apply for, acquire, or claim any interest in any Company Marks, or others that may be confusingly similar to any of them, through advertising or otherwise. At the expiration or earlier termination of this Agreement, Consultant will have no further right to use the Company Marks, if ever permitted, unless the Company provides written approval for each such use.

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13.	REPRESENTATIONS AND WARRANTIES.

(a)           Representations and Warranties of Consultant. Consultant represents and warrants to Company that: (i) Services shall be performed in a professional manner and as specified in the applicable SOW; and (ii) Consultant shall have sufficient skill, knowledge and training to perform the Services.

EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 13, CONSULTANT IS MAKING NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, QUALITY, OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY FROM COURSE OF DEALING OR USAGE OF TRADE, WITH RESPECT TO THE SERVICES RENDERED OR THE RESULTS OBTAINED, AND THE COMPANY AGREES THAT ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES THAT ARE NOT PROVIDED IN THIS SECTION 13 ARE HEREBY EXCLUDED AND DISCLAIMED.

(b)           Representations and Warranties of Company. The Company represents and warrants to Consultant as follows: (i) The Company has full power and authority to execute, deliver and perform this Agreement; (ii) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company, in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity; and (iii) There are no pending or threatened lawsuits, claims, disputes or actions that may adversely affect the Company’s ability to perform its obligations under this Agreement.

14.	FEDERAL LAW EXCEPTION.

Parties acknowledge that the U.S. Controlled Substances Act lists cannabis as a Schedule 1 narcotic, and that the cultivation, manufacturing, supply, purchase, sale, distribution and dispensing of cannabis is in violation of federal law, although it is permitted by certain states’ laws. Neither Party shall be liable for any damages whatsoever of the other Party or the indemnification of the other Party, nor shall any Party be held to be in default or breach, in connection with such Party’s noncompliance with any federal laws related to cannabis. Federal illegality does not constitute a viable defense for any claim emerging from this Agreement. Parties give up the right to attempt to claim this defense or to void this Agreement on such grounds.

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15.	OTHER ACTIVITIES/NON-EXCLUSIVITY.

During the Term of this Agreement, Consultant shall have the right to unilaterally decide to work with other companies/clients at any given time on services similar to those covered by this Agreement. Consultant is free to engage in other independent contracting activities, except that Consultant may not accept work, enter into contracts, or accept obligations inconsistent or incompatible with Consultant’s obligations or the scope of Services to be rendered for the Company under this Agreement.

16.	INDEMNIFICATION.

(a)           Of Consultant by Company. At all times after the Effective Date, Company shall indemnify Consultant and its officers, managers, employees, affiliates, subsidiaries, successors, and agents (collectively, the “Consultant Indemnitees”) from all damages, liabilities, expenses, claims, or judgments (including interest, penalties, reasonable attorneys’ fees, accounting fees, expert witness fees, costs of investigation, court costs, other litigation expenses, and related business expenses) (collectively, the “Claims”) that any of the Consultant Indemnitees may incur and that arise as a result of any action or omission by Company, their employees or agents, or any independent contractor for work related to this Agreement, except to the extent any such injuries, losses, claims, or damages are caused by Consultant’s negligence, gross negligence, or willful misconduct

(b)           The Company has the absolute right to defend any claim arising from any actions or omissions highlighted above and shall have the right to have counsel of its own choosing, the reasonable cost of which shall be borne by Company.

17.	INSURANCE.

Consultant shall procure and maintain, at its expense, all insurance coverage required under applicable law; provided, however, Company agrees and acknowledges that the Services are not legal services and Consultant is not required to procure and maintain professional malpractice insurance..

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18.	LEGAL COMPLIANCE.

Consultant shall perform the Services in accordance with standards prevailing in the Company’s industry, and in accordance with applicable laws, rules, or regulations. Consultant shall obtain all business permits, certificates, and licenses required to comply with those standards, laws, rules, or regulations subject to the Section 17 above.

19.	NO SOLICITATION OF EMPLOYEES.

During the period of one (1) year following the Effective Date, Consultant shall not solicit for hire or employment, directly or indirectly, any officer or employee of the Company or its parents, subsidiaries, or affiliates, and Consultant shall not agree to employ any officer or employee so solicited. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Consultant from hiring any officer or employee of the Company who: (i) is solicited by non-targeted advertising placed in a newspaper, trade journal, through a web site or via other media of general circulation; (ii) is solicited by an employee of an executive search firm acting on the Consultant’s behalf where the Consultant did not identify to such search firm the name of such officer or employee and the Consultant did not direct, instruct, or encourage the solicitation of the specific officer or employee, (iii) is terminated by the Company prior to their commencement of employment discussions with the Consultant, or (iv) initiates discussions regarding such employment without any direct solicitation by the Consultant.

20.	FORCE MAJEURE.

No Party shall be considered in breach of or in default of this Agreement because of, and will not be liable to the other Party for, any delay or failure to perform its obligations under this Agreement by reason of fire, earthquake, flood, tornado, hurricane, explosion, strike, riot, war, terrorism, epidemic, pandemic, or similar event beyond that Party’s reasonable control (each a “Force Majeure Event”). However, if a Force Majeure Event occurs, the affected Party shall, as soon as practicable:

(a)         Notify the other Party of the Force Majeure Event and its impact on performance under this Agreement; and

(b)         Use reasonable efforts to resolve any issues resulting from the Force Majeure Event and perform its obligations under this Agreement.

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21.	DISPUTE RESOLUTION.

Any non-time barred, legally actionable controversy or claim arising out of or relating to this Agreement, its enforcement, arbitrability or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or any other non-time barred, legally actionable controversy or claim arising out of or relating to the Consultant’s Services, shall be submitted to individual, final and binding arbitration, to be held in Maricopa County, Arizona, before a single arbitrator selected from Judicial Arbitration and Mediation Services, Inc. (“JAMS”), in accordance with the then-current JAMS Arbitration Rules and Procedures, as modified by the terms and conditions in this Section. Parties will select the arbitrator by mutual agreement or, if the Parties cannot agree, then by striking from a list of qualified arbitrators supplied by JAMS. Final resolution of any dispute through arbitration may include any remedy or relief that is provided for through any applicable state or federal statutes, or common law. Statutes of limitations shall be the same as would be applicable were the action to be brought in court. The arbitrator selected pursuant to this Agreement may order such discovery as is necessary for a full and fair exploration of the issues and dispute, consistent with the expedited nature of arbitration. The Parties agree, and the arbitrator shall issue an order providing, that all pleadings, motions, discovery responses, depositions, testimony, and documents exchanged or filed in relation to the arbitration be kept strictly confidential. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator under this Agreement shall be final and binding on the Parties to this Agreement and may be enforced by any court of competent jurisdiction. The Company will pay those arbitration costs that are unique to arbitration, including the arbitrator’s fee (recognizing that each side bears its own deposition, witness, expert and attorneys’ fees and other expenses to the same extent as if the matter were being heard in court). If, however, any Party prevails on a statutory claim, which affords the prevailing party attorneys’ fees and costs, then the arbitrator may award reasonable fees and costs to the prevailing party. The arbitrator may not award attorneys’ fees to a Party that would not otherwise be entitled to such an award under the applicable statute. The arbitrator shall resolve any dispute as to the reasonableness of any fee or cost. Except as expressly provided in this Agreement, the Parties acknowledge and agree that they are hereby waiving any rights to trial by jury or a court in any action or proceeding brought by either of the Parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement or the Consultant’s Services.

This Agreement to arbitrate is freely negotiated between the Parties and is mutually entered into between the Parties. Each Party fully understands and agrees that they are giving up certain rights otherwise afforded to them by civil court actions, including but not limited to the right to a jury trial.

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22.	GOVERNING LAW, CHOICE OF FORUM, AND ATTORNEYS’ FEES.

(a)                  Governing Law. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of Arizona, without regard to conflicts of law principles, except for the arbitration provisions which shall be governed solely by the Federal Arbitration Act, 9 U.S.C. §§ 1-4. In furtherance of the foregoing, the internal laws of the State of Arizona will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(b)                  Choice of Forum. Both Parties consent to the personal jurisdiction of the state and federal courts in Maricopa County, City of Phoenix, State of Arizona.

(c)                  Attorneys’ Fees. If either Party employs attorneys to enforce any rights arising out of or relating to this Agreement, in any legal proceeding (judicial or arbitral), the losing Party shall reimburse the prevailing Party (as defined by the courts of Arizona, and as decided by the court or arbitrator) for their reasonable attorneys’ fees.

23.	AMENDMENTS.

This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto.

24.	ASSIGNMENT AND DELEGATION.

(a)	No Assignment. Neither Party may assign any of its rights under this Agreement, except with the prior written consent of the other Party, which consent shall not be unreasonably withheld. All voluntary assignments of rights are limited by this subsection. However, the Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company.

(b)	No Delegation. Neither Party may delegate any performance under this Agreement, except with the prior written consent of the other Party, which consent shall not be unreasonably withheld.

(c)	Enforceability of an Assignment or Delegation. If a purported assignment or purported delegation is made in violation of this Section 24, it is null and void from the initial date of the purported assignment or delegation.

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25.	COUNTERPARTS AND ELECTRONIC SIGNATURES.

(a)	Counterparts. The Parties may execute this Agreement in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(b)	Electronic Signatures. This Agreement, agreements ancillary to this Agreement, and related documents entered into in connection with this Agreement are signed when a Party’s signature is delivered by facsimile, email, or another electronic medium. These signatures must be treated in all respects as having the same force and effect as original signatures.

26.	SEVERABILITY.

If any one or more of the provisions contained in this Agreement is, for any reason, held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this Agreement, but this Agreement will be construed as if those invalid, illegal, or unenforceable provisions had never been contained in it, unless the deletion of those provisions would result in such a material change so as to cause completion of the transactions contemplated by this Agreement to be unreasonable.

27.	NOTICES.

(a)           Writing; Permitted Delivery Methods. Each Party giving or making any notice, request, demand, or other communication required or permitted by this Agreement shall give that notice in writing and use one of the following types of delivery, each of which is a writing for purposes of this Agreement: (i) personal delivery, (ii) mail (registered or certified mail, (iii) postage prepaid, return-receipt requested), (iv) nationally recognized overnight courier (fees prepaid), (v) facsimile, or (vi) email.

(b)           Addresses. A Party shall address notices under this Section 27 to a Party at the following addresses:

If to Company:

TILT Holdings Inc.

ATTN: Gary F. Santo, Jr., CEO

2801 E. Camelback Road, Suite 180

Phoenix, AZ 85016

Email: gsanto@tiltholdings.com

If to Consultant:

ATTN: Marshall Horowitz

[ * * * ]

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(c)          Effectiveness. A notice is effective only if the Party giving notice complies with Subsections 27 (a) and (b) and if the recipient receives the notice. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via electronic mail, five (5) days after deposit in the U.S. mail, and one (1) day after deposit with a reputable overnight courier service.

28.	WAIVER.

No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement will be effective unless it is in writing and signed by the Party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy will be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, and no waiver will constitute a continuing waiver, unless the writing so specifies.

29.	ENTIRE AGREEMENT.

This Agreement constitutes the final agreement of the Parties. It is the complete and exclusive expression of the Parties’ agreement about the subject matter of this Agreement. All prior and contemporaneous communications, negotiations, and agreements between the Parties relating to the subject matter of this Agreement are expressly merged into and superseded by this Agreement. The provisions of this Agreement may not be explained, supplemented, or qualified by evidence of trade usage or a prior course of dealings. Neither Party was induced to enter this Agreement by, and neither Party is relying on, any statement, representation, warranty, or agreement of the other Party except those set forth expressly in this Agreement. Except as set forth expressly in this Agreement, there are no conditions precedent to this Agreement’s effectiveness.

30.	SURVIVAL.

Upon the expiration or other termination of this Agreement, the respective rights and obligations of the Parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the Parties under this Agreement.

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31.	HEADINGS.

The descriptive headings of the sections and subsections of this Agreement are for convenience only and do not affect this Agreement’s construction or interpretation.

32.	NECESSARY ACTS; FURTHER ASSURANCES.

Each Party and its officers and directors shall use all reasonable efforts to take, or cause to be taken, all actions necessary or desirable to consummate and make effective the transactions this Agreement contemplates or to evidence or carry out the intent and purposes of this Agreement.

(The remainder of this page is intentionally left blank. The signature page is below.)

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EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

TILT HOLDINGS INC.

Signature:	/s/ Gary F. Santo, Jr.

By:	Gary F. Santo, Jr.

Title:	Chief Executive Officer

Date:	January 4, 2022

CONSULTANT:

/s/ Marshall Horowitz
Marshall Horowitz

Date:	January 4, 2022

EXECUTION VERSION

EXHIBIT A:

STATEMENT OF WORK #1 (SOW #1)

OBJECTIVES, EFFECTIVE DATE, SERVICES, FEES, REIMBURSEABLE EXPENSES, AND SUBSEQUENT STATEMENTS OF WORK

1.	OBJECTIVES.

Provision of consulting services to Legal Department, including, but not limited to, (i) providing guidance and assistance with any refinancing of the Company’s debt and related debt and (ii) providing guidance and assistance with regard to litigation matters, specifically the actions involving O’Melveney & Myers and the Haze Corporation.

2.	EFFECTIVE DATE.

This SOW #1 shall become effective as of the dates the SOW #1 is signed by the Parties, as set forth in the signature section below. The date on which this SOW #1 is signed by the last Party (as indicated by the date associated with that Party’s signature) shall be deemed the effective date of this SOW #1.

3.	SERVICES.

Consultant shall perform the following Services:

Availability and provision of guidance and counsel with regard to the above objectives.

Consultant shall not (i) engage any outside legal counsel or other vendor on behalf of the Company or (ii) direct outside legal counsel or other vendor to act on behalf of the Company.

4.	FEES.

Consultant’s standard monthly service fee is $15,000.

5.	REIMBURSEABLE EXPENSES.

In addition to the fees for specific Services, Consultant shall be reimbursed for the actual pre-approved, out-of-pocket expenses directly related to undertaking the Services. Professional licensing fees are pre-approved.

6.	SUBSEQUENT STATEMENTS OF WORK.

The Parties agree that for convenience, if Company desires to retain Consultant for services subsequent to and in addition to the Services specified in this SOW #1, under the same terms and conditions set forth in this Agreement, the Parties shall simply create a new and subsequent SOW. That new and subsequent SOW shall be numbered in sequence to the previous SOW, meaning, 2, 3 and so forth.

IN WITNESS WHEREOF, the Parties have executed this SOW #1 as of the date first written above.

COMPANY:

TILT HOLDINGS INC.

Signature:	/s/ Gary F. Santo

By:	Gary F. Santo, Jr.

Title:	Chief Executive Officer

Date:	January 4, 2022

CONSULTANT:

/s/ Marshall Horowitz
Marshall Horowitz

Date:	January 4, 2022

2 Consulting Services Agreement